EXHIBIT 99
EMC INSURANCE GROUP INC. REPORTS
2010 SECOND QUARTER AND YEAR-TO-
DATE FINANCIAL RESULTS AND REVISES
ANNUAL GUIDANCE

Second Quarter Ended June 30, 2010
Operating Income Per Share – $0.29
Net Income Per Share – $0.25
Catastrophe and Storm Losses Per Share – $0.82
Large Losses Per Share – $0.18
GAAP Combined Ratio – 108.3 percent

Six-Month Period Ended June 30, 2010
Operating Income Per Share – $1.02
Net Income Per Share – $1.00
Catastrophe and Storm Losses Per Share – $0.99
Large Losses Per Share – $0.35
GAAP Combined Ratio – 103.3 percent

Annual Guidance
Operating Income of $1.65 to $1.90 per share

DES MOINES, Iowa (July 29, 2010) - EMC Insurance Group Inc. (NASDAQ OMX/NGS:EMCI) today reported operating income of $0.29 per share for the second quarter ended June 30, 2010 compared to operating income of $0.48 per share for the second quarter of 20091.  Operating income for the six-month period ended June 30, 2010 was $1.02 per share compared to $1.34 per share for the same period in 2009.

Net income, including realized investment gains and losses, totaled $3,298,000 ($0.25 per share) for the second quarter of 2010 compared to $6,967,000 ($0.53 per share) for the second quarter of 2009. Net income for the six-month period ended June 30, 2010 was $13,177,000 ($1.00 per share) compared to $12,771,000 ($0.96 per share) for the same period in 2009.

“Midwest storms had a big impact on second quarter earnings,” stated Bruce G. Kelley, President and Chief Executive Officer. “We had six storms that each generated losses in excess of $1.4 million, compared to only two such storms in the second quarter of 2009.  None of the storm losses were large enough to trigger our reinsurance coverage, so we retained all the losses,” continued Kelley.  “Second quarter storm losses added 17.2 percentage points to the combined ratio, which is 7.0 percentage points greater than the ten-year second quarter average of 10.2 percentage points.”

Premiums earned increased 0.4 percent to $96,431,000 in the second quarter of 2010 from $96,098,000 for the same period in 2009.  For the first six months of 2010, premiums earned increased 0.1 percent to $188,776,000 from $188,553,000 in 2009.  “We continue to manage through the soft market conditions, which are now expected to continue into 2012,” continued Kelley.  “Competition remains very strong in the commercial lines of business; however, we have been able to implement moderate rate increases in our personal lines of business.  We will continue to implement commercial lines rate increases where they are warranted, but we do not expect to see overall rate levels improve until the economy recovers,” said Kelley.  “Despite facing multiple challenges including the weather, competition and the economy, it’s important to note that our strategic and operating plans are still working as expected and our underlying book of business is still performing well.”

Investment income increased 13.3 percent to $12,662,000 for the second quarter of 2010 from $11,173,000 for the same period in 2009.  For the first six months of 2010, investment income increased 7.4 percent to $25,179,000 from $23,450,000 in 2009.  These increases are primarily attributed to an increase in the average invested balance of fixed maturity securities, which reflects the reinvestment of short-term holdings into Build America Bonds and other long-term securities.

Catastrophe and storm losses totaled $16,585,000 ($0.82 per share after tax) in the second quarter of 2010 compared to $9,825,000 ($0.48 per share after tax) in the second quarter of 2009. For the six-month period ended June 30, 2010, catastrophe and storm losses totaled $20,005,000 ($0.99 per share after tax), compared to $14,913,000 ($0.73 per share after tax) in 2009.

Large losses, which the Company now defines as losses greater than $500,000, excluding catastrophe and storm losses, increased to $3,562,000 ($0.18 per share after tax) in the second quarter of 2010 from $3,068,000 ($0.15 per share after tax) in the second quarter of 2009.  For the first six months of 2010, large losses decreased to $6,971,000 ($0.35 per share after tax) from $7,458,000 ($0.37 per share after taxes) in 2009.

The Company experienced $5,946,000 ($0.29 per share after tax) of favorable development on prior years’ reserves during the second quarter of 2010, compared to $9,435,000 ($0.46 per share after tax) in the second quarter of 2009.  For the first six months of 2010, the Company experienced $27,366,000 ($1.36 per share after tax) of favorable development on prior years’ reserves, compared to $30,493,000 ($1.50 per share after tax) in 2009. Included in the second quarter 2010 amount is $289,000 ($0.01 per share after tax) of favorable development experienced on prior years’ catastrophe and storm loss reserves, compared to $761,000 ($0.04 per share after tax) in the second quarter of 2009. Included in the amount for the first six months of 2010 is $361,000 ($0.02 per share after tax) of adverse development experienced on prior years’ catastrophe and storm loss reserves, compared to $2,136,000 ($0.10 per share after tax) of favorable development in 2009.

“Other-than-temporary” investment impairment losses totaled $1,577,000 in the second quarter of 2010 compared to $759,000 in the second quarter of  2009.  For the first six months of 2010, “other-than-temporary” investment impairment losses totaled $1,929,000, compared to $9,117,000 in 2009.  The securities “other-than-temporarily” impaired during the first six months of 2010 include 16 equity securities and two fixed maturity securities.

The Company’s GAAP combined ratio was 108.3 percent in the second quarter of 2010 compared to 102.9 percent in the second quarter of 2009. For the six-month period ended June 30, 2010, the Company’s GAAP combined ratio was 103.3 percent compared to 99.5 percent for the same period in 2009.

At June 30, 2010, consolidated assets totaled $1.2 billion, including $1.1 billion in the investment portfolio; stockholders’ equity increased 5.5 percent to $361.3 million; and the net book value of the Company’s stock was $27.62 per share, an increase of 5.8 percent from $26.11 per share at December 31, 2009.

Based on actual results for the first six months of 2010 and management’s expectations for the remainder of the year, management is decreasing its 2010 operating income guidance from the previous range of $1.90 to $2.15 per share to a revised range of $1.65 to $1.90 per share. The revised range is based on a projected GAAP combined ratio of 104.3 percent for the year.

During the second quarter of 2010 the Company repurchased 55,500 shares of its common stock at an average cost of $22.30 per share.  Since the inception of the repurchase program in March, 2008, the Company has repurchased 791,633 shares of common stock at a cost of approximately $19.1 million, leaving approximately $5.9 million available for the repurchase of additional shares.  The timing and terms of the purchases are determined by management based on market conditions, and the transactions are conducted in accordance with the applicable rules of the SEC.  Common stock purchased under this program is being retired by the Company.  The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in place as well, with about $4.5 million of its $15 million authorization remaining.  This program is currently dormant and will not be reactivated until the Company’s repurchase program is completed.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern daylight saving time on July 29, 2010 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter ended June 30, 2010, as well as its expectations for the remainder of the year. Dial-in information for the call is toll-free 1-877-407-8035 (International: 1-201-689-8035). The event will be archived and available for digital replay through August 13, 2010. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 353766.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via http://www.investorcalendar.com or the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until October 29, 2010. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance. EMCI was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income to net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Operating income	$3,848,077	$6,378,774	$13,384,976	$17,767,638
Net realized investment gains (losses)	(549,604)	588,358	(208,411)	(4,996,643)
Net income	$3,298,473	$6,967,132	$13,176,565	$12,770,995

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	June 30,	December 31,
	2010	2009
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $411,992 and $460,877)	$361,067	$410,005
Securities available-for-sale, at fair value (amortized cost $860,860,380 and $858,129,177)	909,205,072	884,688,114
Fixed maturity securities on loan:
Securities available-for-sale, at fair value (amortized cost $2,413,272 and $14,065,597)	2,532,414	14,492,872
Equity securities available-for-sale, at fair value (cost $72,834,716 and $73,114,920)	85,015,088	90,189,979
Other long-term investments, at cost	38,972	47,083
Short-term investments, at cost	56,267,109	55,390,096
Total investments	1,053,419,722	1,045,218,149

Cash	260,469	278,534
Reinsurance receivables (affiliated $32,275,067 and $30,544,558)	32,275,067	30,544,558
Prepaid reinsurance premiums (affiliated $7,838,770 and $5,112,386)	7,838,770	5,112,386
Deferred policy acquisition costs (affiliated $37,328,553 and $36,650,628)	37,332,851	36,650,628
Accrued investment income	11,026,085	11,082,132
Accounts receivable	1,722,194	1,611,740
Income taxes recoverable	4,585,515	-
Deferred income taxes	8,716,158	15,044,357
Goodwill	941,586	941,586
Securities lending collateral	2,611,654	14,941,880
Other assets (affiliated $2,128,789 and $2,058,189)	2,292,872	4,361,843
Total assets	$1,163,022,943	$1,165,787,793

	June 30,	December 31,
	2010	2009
LIABILITIES
Losses and settlement expenses (affiliated $562,979,243 and $553,787,770)	$565,875,462	$556,151,577
Unearned premiums (affiliated $164,951,000 and $159,486,096)	164,969,569	159,486,096
Other policyholders' funds (affiliated $8,469,093 and $7,918,665)	8,469,093	7,918,665
Surplus notes payable to affiliate	25,000,000	25,000,000
Due to affiliate	2,244,872	13,488,724
Employee retirement plans payable to affiliate	20,145,482	18,176,720
Income taxes payable	-	5,488,760
Securities lending obligation	2,611,654	14,941,880
Other liabilities (affiliated $12,061,776 and $20,335,197)	12,444,556	22,717,686
Total liabilities	801,760,688	823,370,108

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 13,081,193 shares in 2010 and 13,114,481 shares in 2009	13,081,193	13,114,481
Additional paid-in capital	92,086,725	92,804,282
Accumulated other comprehensive income (loss):
Net unrealized gains (losses) on fixed maturity securities with "other-than-temporary" impairments	38,211	(104,847)
Other net unrealized gains	39,380,523	28,744,673
Employee retirement plans	(12,218,932)	(12,587,484)
Total accumulated other comprehensive income (loss)	27,199,802	16,052,342
Retained earnings	228,894,535	220,446,580
Total stockholders' equity	361,262,255	342,417,685
Total liabilities and stockholders' equity	$1,163,022,943	$1,165,787,793

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

Quarter Ended June 30, 2010	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$75,836,899	$20,594,212	$-	$96,431,111
Investment income, net	9,469,605	3,194,077	(1,658)	12,662,024
Other income	220,361	-	-	220,361
	85,526,865	23,788,289	(1,658)	109,313,496
Losses and expenses:
Losses and settlement expenses	56,797,026	14,355,042	-	71,152,068
Dividends to policyholders	1,518,624	-	-	1,518,624
Amortization of deferred policy acquisition costs	18,023,579	4,617,706	-	22,641,285
Other underwriting expenses	9,099,442	35,193	-	9,134,635
Interest expense	225,000	-	-	225,000
Other expenses	199,084	(343,097)	444,720	300,707
	85,862,755	18,664,844	444,720	104,972,319
Operating income (loss) before income taxes	(335,890)	5,123,445	(446,378)	4,341,177
Realized investment losses	(611,369)	(234,176)	-	(845,545)
Income (loss) before income taxes	(947,259)	4,889,269	(446,378)	3,495,632
Income tax expense (benefit):
Current	(946,448)	1,485,634	(156,233)	382,953
Deferred	(89,612)	(96,182)	-	(185,794)
	(1,036,060)	1,389,452	(156,233)	197,159
Net income (loss)	$88,801	$3,499,817	$(290,145)	$3,298,473
Average shares outstanding				13,129,167
Per Share Data:
Net income (loss) per share - basic and diluted	$0.01	$0.26	$(0.02)	$0.25
Decrease (increase) in provision for insured events of prior years (after tax)	$0.30	$(0.01)	$-	$0.29
Catastrophe and storm losses (after tax)	$(0.69)	$(0.13)	$-	$(0.82)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$82,019,661	$19,804,119	$-	$101,823,780
(Decrease) increase in provision for insured events of prior years	$(6,129,939)	$183,690	$-	$(5,946,249)
Catastrophe and storm losses	$13,861,767	$2,723,075	$-	$16,584,842
GAAP Combined Ratio:
Loss ratio	74.9%	69.7%	-	73.8%
Expense ratio	37.8%	22.6%	-	34.5%
	112.7%	92.3%	-	108.3%

	Property and Casualty		Parent
Quarter Ended June 30, 2009	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$76,546,730	$19,551,276	$-	$96,098,006
Investment income, net	8,332,816	2,838,412	1,390	11,172,618
Other income	198,272	-	-	198,272
	85,077,818	22,389,688	1,390	107,468,896
Losses and expenses:
Losses and settlement expenses	50,982,026	14,182,225	-	65,164,251
Dividends to policyholders	1,926,476	-	-	1,926,476
Amortization of deferred policy acquisition costs	18,295,137	3,227,018	-	21,522,155
Other underwriting expenses	9,590,347	716,971	-	10,307,318
Interest expense	225,000	-	-	225,000
Other expenses	175,195	(241,995)	404,722	337,922
	81,194,181	17,884,219	404,722	99,483,122
Operating income (loss) before income taxes	3,883,637	4,505,469	(403,332)	7,985,774
Realized investment gains	699,368	205,799	-	905,167
Income (loss) before income taxes	4,583,005	4,711,268	(403,332)	8,890,941
Income tax expense (benefit):
Current	700,344	1,287,224	(141,166)	1,846,402
Deferred	83,182	(5,775)	-	77,407
	783,526	1,281,449	(141,166)	1,923,809
Net income (loss)	$3,799,479	$3,429,819	$(262,166)	$6,967,132
Average shares outstanding				13,235,928
Per Share Data:
Net income (loss) per share - basic and diluted	$0.29	$0.26	$(0.02)	$0.53
Decrease in provision for insured events of prior years (after tax)	$0.38	$0.08	$-	$0.46
Catastrophe and storm losses (after tax)	$(0.43)	$(0.05)	$-	$(0.48)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$80,557,228	$18,591,374	$-	$99,148,602
Decrease in provision for insured events of prior years	$(7,785,463)	$(1,649,806)	$-	$(9,435,269)
Catastrophe and storm losses	$8,734,369	$1,090,954	$-	$9,825,323
GAAP Combined Ratio:
Loss ratio	66.6%	72.5%	-	67.8%
Expense ratio	38.9%	20.2%	-	35.1%
	105.5%	92.7%	-	102.9%

	Property and Casualty		Parent
Six Months Ended June 30, 2010	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$150,624,262	$38,151,915	$-	$188,776,177
Investment income, net	18,886,101	6,298,177	(5,267)	25,179,011
Other income	427,047	-	-	427,047
	169,937,410	44,450,092	(5,267)	214,382,235
Losses and expenses:
Losses and settlement expenses	100,811,314	26,383,378	-	127,194,692
Dividends to policyholders	3,873,086	-	-	3,873,086
Amortization of deferred policy acquisition costs	36,274,583	8,231,817	-	44,506,400
Other underwriting expenses	18,150,455	1,349,374	-	19,499,829
Interest expense	450,000	-	-	450,000
Other expenses	426,808	(653,292)	725,394	498,910
	159,986,246	35,311,277	725,394	196,022,917
Operating income (loss) before income taxes	9,951,164	9,138,815	(730,661)	18,359,318
Realized investment losses	(205,858)	(114,774)	-	(320,632)
Income (loss) before income taxes	9,745,306	9,024,041	(730,661)	18,038,686
Income tax expense (benefit):
Current	2,123,514	2,668,621	(255,732)	4,536,403
Deferred	497,533	(171,815)	-	325,718
	2,621,047	2,496,806	(255,732)	4,862,121
Net income (loss)	$7,124,259	$6,527,235	$(474,929)	$13,176,565
Average shares outstanding				13,126,489
Per Share Data:
Net income (loss) per share - basic and diluted	$0.54	$0.50	$(0.04)	$1.00
Decrease in provision for insured events of prior years (after tax)	$0.98	$0.38	$-	$1.36
Catastrophe and storm losses (after tax)	$(0.80)	$(0.19)	$-	$(0.99)
Dividends per share				$0.36
Book value per share				$27.62
Effective tax rate				27.0%
Annualized net income as a percent of beg SH equity				7.7%
Other Information of Interest:
Net written premiums	$154,575,303	$37,800,248	$-	$192,375,551
Decrease in provision for insured events of prior years	$(19,741,712)	$(7,624,499)	$-	$(27,366,211)
Catastrophe and storm losses	$16,225,296	$3,780,162	$-	$20,005,458
GAAP Combined Ratio:
Loss ratio	66.9%	69.2%	-	67.4%
Expense ratio	38.7%	25.1%	-	35.9%
	105.6%	94.3%	-	103.3%

	Property and Casualty		Parent
Six Months Ended June 30, 2009	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$152,628,332	$35,924,222	$-	$188,552,554
Investment income, net	17,552,335	5,883,461	14,057	23,449,853
Other income	351,258	-	-	351,258
	170,531,925	41,807,683	14,057	212,353,665
Losses and expenses:
Losses and settlement expenses	91,827,193	27,113,672	-	118,940,865
Dividends to policyholders	5,756,082	-	-	5,756,082
Amortization of deferred policy acquisition costs	37,173,220	6,359,641	-	43,532,861
Other underwriting expenses	18,362,521	1,075,080	-	19,437,601
Interest expense	450,000	-	-	450,000
Other expenses	406,329	(393,124)	717,949	731,154
	153,975,345	34,155,269	717,949	188,848,563
Operating income (loss) before income taxes	16,556,580	7,652,414	(703,892)	23,505,102
Realized investment losses	(5,090,803)	(2,596,340)	-	(7,687,143)
Income (loss) before income taxes	11,465,777	5,056,074	(703,892)	15,817,959
Income tax expense (benefit):
Current	4,763,021	1,910,725	(246,362)	6,427,384
Deferred	(2,490,082)	(890,338)	-	(3,380,420)
	2,272,939	1,020,387	(246,362)	3,046,964
Net income (loss)	$9,192,838	$4,035,687	$(457,530)	$12,770,995
Average shares outstanding				13,242,831
Per Share Data:
Net income (loss) per share - basic and diluted	$0.69	$0.30	$(0.03)	$0.96
Decrease in provision for insured events of prior years (after tax)	$1.21	$0.29	$-	$1.50
Catastrophe and storm losses (after tax)	$(0.60)	$(0.13)	$-	$(0.73)
Dividends per share				$0.36
Book value per share				$23.22
Effective tax rate				19.3%
Annualized net income as a percent of beg SH equity				9.0%
Other Information of Interest:
Net written premiums	$152,586,458	$35,520,874	$-	$188,107,332
Decrease in provision for insured events of prior years	$(24,624,743)	$(5,868,680)	$-	$(30,493,423)
Catastrophe and storm losses	$12,354,201	$2,558,653	$-	$14,912,854
GAAP Combined Ratio:
Loss ratio	60.2%	75.5%	-	63.1%
Expense ratio	40.1%	20.7%	-	36.4%
	100.3%	96.2%	-	99.5%

The Company had total cash and invested assets with a carrying value of $1.1 billion and $1.0 billion as of June 30, 2010 and December 31, 2009, respectively. The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	June 30, 2010
	Amortized	Fair	Percent of Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$361	$412	0.1%	$361
Fixed maturity securities available-for-sale	863,274	911,738	86.5%	911,738
Equity securities available-for-sale	72,835	85,015	8.1%	85,015
Cash	260	260	-	260
Short-term investments	56,267	56,267	5.3%	56,267
Other long-term investments	39	39	-	39
	$993,036	$1,053,731	100.0%	$1,053,680

	December 31, 2009
	Amortized	Fair	Percent of Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$410	$461	0.1%	$410
Fixed maturity securities available-for-sale	872,195	899,181	86.0%	899,181
Equity securities available-for-sale	73,115	90,190	8.6%	90,190
Cash	279	279	-	279
Short-term investments	55,390	55,390	5.3%	55,390
Other long-term investments	47	47	-	47
	$1,001,436	$1,045,548	100.0%	$1,045,497

NET WRITTEN PREMIUMS

	Three Months Ended		Six Months Ended
	June 30, 2010		June 30, 2010
	Percent of	Percent of Increase/ (Decrease) in	Percent of	Percent of Increase/ (Decrease) in
	Net Written	Net Written	Net Written	Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	18.2%	5.7%	17.8%	3.1%
Liability	15.5%	(3.9)%	15.6%	(6.4)%
Property	17.4%	8.1%	17.1%	7.0%
Workers' Compensation	15.6%	3.7%	15.4%	(1.6)%
Other	2.0%	(16.6)%	2.1%	(5.4)%
Total Commercial Lines	68.7%	2.7%	68.0%	0.3%

Personal Lines:
Automobile	7.4%	6.9%	7.9%	18.8%
Property	4.3%	(16.4)%	4.3%	(9.3)%
Liability	0.1%	(0.8)%	0.1%	(4.2)%
Total Personal Lines	11.8%	(3.0)%	12.3%	7.0%
Total Property and Casualty Insurance	80.5%	1.8%	80.3%	1.3%

Reinsurance	19.5%	6.5%	19.7%	6.4%
Total	100.0%	2.7%	100.0%	2.3%